UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 2001


                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


         West Virginia                  0-17733                  55-0619957
         -------------                  -------                  ----------
(State or other jurisdiction of   (Commission File No.)        (IRS Employer
 incorporation or organization)                           Identification Number)


                                25 Gatewater Road
                        Charleston, West Virginia, 25313
                    (Address of principal executive officers)


                                 (304) 769-1100
              (Registrant's telephone number, including area code)


                                 Not applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

     Item 5. Other Events

     On August 16, 2001, City Holding Company ("the Company") issued a news release announcing that it had signed a definitive agreement to sell its California banks, Frontier State Bank and Del Amo Savings Bank, FSB to FirstFed Financial Corp. The Company expects to receive $23 million in cash in exchange for the common stock of both companies. The proposed sale is subject to regulatory approvals and is expected to close during the fourth quarter of 2001. Attached as Exhibit 99 is a news release describing the proposed sale.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

             (a) Financial Statements                   None
             (b) Pro Forma Financial Information        None
             (c) Exhibits
                      99                                News Release issued on
                                                        August 16, 2001


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CITY HOLDING COMPANY


Date: August 31, 2001
                                          By: /s/ Michael D. Dean
                                          ----------------------------------
                                          Michael D. Dean
                                          Senior Vice President - Finance,
                                          Chief Accounting Officer and
                                          Duly Authorized Officer